Exhibit 10.20

THE TRU SHRIMP COMPANY

STOCK PURCHASE AGREEMENT

THE TRU SHRIMP COMPANY STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 6th day of May, 2021 by and among The tru Shrimp Company, a Delaware corporation (the “Company”) and the Vicki Lee Emery Revocable Trust (the “Purchaser”).

The parties hereby agree as follows:

1.           Purchase and Sale of Common Stock.

1.1         Sale and Issuance of Common Stock.

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing 267,953 shares of Common Stock, $0.001 par value per share (the “Common Stock”), at a purchase price of $9.33 per share. Purchaser also agrees to purchase a warrant for the right to purchase up to 75,000 shares of common stock at a price of $9.33 per share for a seven (7) year term, pursuant to the terms of the Warrant Agreement attached hereto and incorporated herein (the “Warrant”). The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.” The shares of Common Stock issuable upon exercise of the Warrants shall be referred to in this Agreement as the “Warrant Shares.” The Shares, Warrants and Warrant Shares shall together be referred to herein as the “Securities.”

1.2         Closings; Delivery.

(a)    Closing. The purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures, at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)    Within a reasonable time after any Closing, the Company shall deliver to Purchaser a certificate representing the Shares being purchased by the Purchaser against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

(c)    Contemporaneously with the delivery of the certificate as described in Section 1.2(b), the Company shall deliver the Warrant to the Purchaser.

1.3         Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)      “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)     “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(c)      “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(d)     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(e)      “Transaction Agreements” means this Agreement and the Warrant Agreement.

2.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1         Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

2.2         Capitalization.

(a)    The authorized capital of the Company consists, immediately prior to the Closing, of 50,000,000 shares of common stock, $0.001 par value per share, 11,217,745 shares of which are issued and outstanding immediately prior to the Closing (the “Common Stock”), 1 shares of Series X Preferred Stock, $0.001 par value per share (the “Series X Stock”), 1 share of which are issued and outstanding immediately prior to Closing. All of the outstanding shares of Common Stock and Series X Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(b)    The Company has reserved 662,434 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2017 Equity Incentive Plan and 2019 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Equity Plans”). Of such reserved shares of Common Stock, 947,500 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Equity Plans.

(c)         The Company has reserved 523,603 shares of Common Stock for issuance pursuant to certain warrants to purchase common stock issued by the Company.

2.3         Authorization. All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares and Warrant at the Closing and Warrant Shares upon exercise, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4         Valid Issuance of Shares

(a)    The Shares and Warrant Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in the Transaction Agreements, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to any required filings, the Shares will be issued in compliance with all applicable federal and state securities laws.

(b)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.,

2.5         Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.6         Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares, including but not limited to that certain Private Placement Memorandum dated April 29, 2021 (the “PPM”) and access to the Company’s due diligence materials on Dropbox. The PPM was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the PPM.

3.    Right to Purchase Additional Shares. Within twenty-four (24) months from the date of this Agreement or May 6th, 2023, Purchaser shall have the right, but not the requirement, to purchase up to an additional 267,953 shares of Common Stock at the lowest price that the Company closes on to sell to a third-party investor (including a group of investors) securities in aggregate amount of at least $5,000,000 during that period. Any purchase will occur within ten (10) days from May 6th, 2023.

4.    Right to Convert Shares and Warrant Shares. In the event the Company proposes to sell to a third-party investor (including a group of investors) securities other than shares of Common Stock (i.e., preferred stock) with an aggregate amount of at least $5,000,000 at an equivalent price per common share equal to or lower than $9.33, Purchaser shall have the right, but not the requirement, to convert all or a portion of the Shares, including any Shares acquired or acquirable upon exercise of the Warrant and Shares acquired by exercise of the right in Section 3 hereof, into the same class or series of securities issued to such investor. The Company shall provide Purchaser with at least ten (10) days advance written notice of a new investment and Purchaser shall have ten (10) days from the date of notice to inform the Company if Purchaser will convert. Any conversion will occur at the closing of the new investment.

5.    Representations and Warranties of the Purchasers. The Purchaser hereby represents and warrants to the Company that:

5.1        Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2         Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. If an entity, Purchaser has not been formed for the specific purpose of acquiring the Shares.

5.3         Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management.

5.4         Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and Warrant Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

5.5         No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

5.6         Legends. The Purchaser understands that the Shares, the Warrant Shares and any securities issued in respect of or exchange for the Shares and Warrant Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)    Any legend set forth in, or required by, the other Transaction Agreements.

(b)    Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

5.7         Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.8         Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

6.         Miscellaneous.

6.1         Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2         Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3         Governing Law. This Agreement shall be governed by the internal law of the State of Minnesota.

6.4         Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6         Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection.

6.7         Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement effective as of the date first written above.

THE TRU SHRIMP COMPANY:

By:	/s/ MIchael B. Ziebell

Name:	Michael B. Ziebell
(print)

Title:	President & CEO

Address:	330 3rd Street

Balaton, MN 56115

PURCHASER: Vicki Lee Emery Revocable Trust

By:	/s/ Sidney W. Emery, Jr.

Name:	Sidney W. Emery, Jr.
(print)

Title:	Trustee

Address:	1500 Mount Curve Ave.

Minneapolis, MN 55403

Amount invested: $2,500,001.49